Exhibit 99.1

Fluor Corporation	Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR ANNOUNCES CASH TENDER OFFER

•	Purpose of the tender offer is to reduce outstanding indebtedness, consistent with Fluor’s strategy of reinforcing financial discipline.

•	Aggregate purchase price of up to $400 million of Fluor’s 2023 and 2024 Notes.

•	Fluor continues to evaluate additional potential deleveraging actions.

IRVING, TX (August 31, 2021) - Fluor Corporation (NYSE: FLR) (“Fluor” or the “Company”) today announced that it has commenced a cash tender offer to purchase (the “Offer”) the notes listed in the table below (together, the “Notes”) for an aggregate purchase price, excluding accrued interest, of up to $400 million (as it may be increased or decreased, the “Total Maximum Amount”); provided that the Company will only accept 2024 Notes up to an aggregate purchase price of $100 million (the “2024 Notes Maximum Amount”). The Offer is being made subject to the terms and conditions set forth in the Offer to Purchase dated August 31, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). Capitalized terms used in this announcement but not defined have the meaning given to them in the Offer to Purchase.

The table below summarizes the key economic terms of the Offer:

Title of Security	CUSIP / ISIN	Outstanding Principal Amount (in millions)	Acceptance Priority Level	2024 Notes Maximum Amount (in millions) (1)	Early Tender Premium(2)	Fixed Early Tender Yield (%)(3)	Total Consideration(2)(3)
1.750% Senior Notes due 2023 (the “2023 Notes”)*	343412AE2 / XS1382385471	€488.000	1	n/a	€30.00	–0.20	€1,024.69 (hypothetical)
3.500% Senior Notes due 2024 (the “2024 Notes”)**	343412AC6 / US343412AC69	$488.588	2	$100	$30.00	n/a	$1,060.00

*       Listed on the New York Stock Exchange. The 2023 Notes may be redeemed by the Company at par plus accrued interest on any date from December 21, 2022.

**    The 2024 Notes may be redeemed by the Company at par plus accrued interest on any date from September 15, 2024.

(1)	Subject to increase in the Company’s sole discretion.

(2)	For each €1,000 principal amount of 2023 Notes or each $1,000 principal amount of 2024 Notes tendered at or prior to the Early Tender Time and accepted for purchase.

(3)	The Total Consideration for the 2023 Notes shall be calculated from the Fixed Early Tender Yield, as described in the Offer to Purchase. For hypothetical purposes only, the Total Consideration in respect of the 2023 Notes will, when determined in the manner described in the Offer to Purchase on the basis of an Early Settlement Date of September 16, 2021, be €1,024.69 per €1,000 principal amount of 2023 Notes. Should the Early Settlement Date differ from September 16, 2021, the Total Consideration for the 2023 Notes will be recalculated as further described in the Offer to Purchase. For the avoidance of doubt and in accordance with market convention, the Total Consideration for the 2023 Notes will be calculated with reference to the first date on which the Company may exercise the optional redemption feature at par, being December 21, 2022 and assuming the full payment of principal on such date. The Total Consideration for the 2024 Notes is fixed and as set forth in the table above. The Total Consideration for each series of Notes is inclusive of the Early Tender Premium.

The Offer will expire at 11:59 p.m., New York City Time, on September 28, 2021 (unless the Offer is extended or terminated) (such time and date, as the same may be extended, the “Expiration Time”). To be eligible to receive the “Total Consideration” for a series of Notes, which includes an early tender premium of €30.00 per €1,000 principal amount of 2023 Notes or $30.00 per $1,000 principal amount of 2024 Notes, accepted for purchase pursuant to the Offer (the “Early Tender Premium”), Holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City Time, on September 14, 2021 (unless extended or terminated) (such date and time, as the same may be extended, the “Early Tender Time”). Holders who validly tender their Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the Tender Offer Consideration, which is an amount equal to the Total Consideration less the Early Tender Premium. Holders who tender their Notes prior to the Early Tender Time may withdraw such Notes at any time prior to 5:00 p.m., New York City Time, on September 14, 2021 (the “Withdrawal Time”).

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase will also receive accrued and unpaid interest on such Notes, rounded to the nearest cent per €1,000 principal amount of 2023 Notes or the nearest cent per $1,000 principal amount of 2024 Notes, from the last interest payment date up to, but not including, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.

Notes accepted for purchase will be accepted in accordance with their Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level), subject to the limitations that (i) the overall aggregate purchase price to be paid in the Offer will not exceed the Total Maximum Amount and (ii) the aggregate purchase price to be paid for the 2024 Notes will not exceed the 2024 Notes Maximum Amount.

Subject to any increase or decrease to the Total Maximum Amount or the 2024 Notes Maximum Amount, as applicable, if on the Early Settlement Date or the Final Settlement Date, there are sufficient remaining funds to purchase some, but not all, of the unpurchased tendered Notes in any Acceptance Priority Level without exceeding the Total Maximum Amount or the 2024 Notes Maximum Amount, as applicable, the Company will accept for payment such tendered Notes on a prorated basis, with the proration factor for such Acceptance Priority Level depending on the aggregate principal amount of Notes of such Acceptance Priority Level validly tendered and not validly withdrawn. Furthermore, (i) if the aggregate purchase price of all Notes validly tendered and not validly withdrawn prior to or at the Early Tender Time exceeds the Total Maximum Amount, Holders who validly tender Notes after the Early Tender Time will not have any of their Notes accepted for purchase regardless of the Acceptance Priority Level of such Notes unless the Company increases the Total Maximum Amount and (ii) if the aggregate purchase price of all 2024 Notes validly tendered and not validly withdrawn prior to or at the Early Tender Time exceeds the 2024 Notes Maximum Amount, Holders who validly tender 2024 Notes after the Early Tender Time will not have any of their Notes accepted for purchase unless the Company increases the 2024 Notes Maximum Amount.

The Company expressly reserves the right, but is not obligated, to increase or decrease the Total Maximum Amount or the 2024 Notes Maximum Amount in its sole discretion without extending the Early Tender Time or the Expiration Time or otherwise providing withdrawal rights, subject to applicable law.

The Company will accept Notes for purchase only in Authorized Denominations, as further described in the Offer to Purchase. Fluor intends to fund the Offer with cash on hand.

The purpose of the Offer is to reduce the Company’s outstanding indebtedness, consistent with the Company’s strategy of reinforcing financial discipline.

Any Notes validly tendered at or prior to the Early Tender Time and purchased pursuant to the Offer will be paid for in immediately available funds on the Early Settlement Date, which, subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, is expected to occur promptly following the Early Tender Time, and, assuming the Offer is not extended or terminated, is expected to be on or about September 16, 2021.

Any Notes validly tendered at or prior to the Expiration Time but after the Early Tender Time and purchased pursuant to the Offer will be paid for in immediately available funds on the Final Settlement Date, which, subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, is expected to occur promptly following the Expiration Time, and, assuming the Offer is not extended or terminated, is expected to be on or about September 30, 2021.

Subject to applicable law and the terms and conditions of the Offer to Purchase, the Company expressly reserves the right to accept for purchase and pay for up to the Total Maximum Amount (subject to the 2024 Notes Maximum Amount) all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time; extend each of the Early Tender Time and the Expiration Time to a later date and time as announced by the Company; increase or decrease the Total Maximum Amount or the 2024 Notes Maximum Amount; waive any or all conditions of the Offer; or terminate, re-open or amend the Offer.

To the extent permitted by applicable law and whether or not the Offer is consummated, the Company and its affiliates may from time to time following the Expiration Time acquire any Notes that remain outstanding through one or more additional tender offers, one or more exchange offers or otherwise, on terms that may be more or less favorable to Holders of Notes than the terms of the Offer. Any future purchases by the Company or its affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company or its affiliates will choose to pursue in the future.

The Company has retained D.F. King & Co., Inc. to act as Tender and Information Agent for the Offer. Questions regarding procedures for tendering Notes may be directed to:

D.F. King & Co, Inc.
Email: flr@dfking.com
Offer Website: www.dfking.com/fluor
48 Wall Street

New York, NY 10005
Banks and Brokers call: (212) 269-5550
All others call (toll free): (800) 755-7250

The Dealer Managers for the Offer are:

BofA Securities

620 South Tryon Street, 20th Floor
Charlotte, North Carolina 28255
E-mail: debt_advisory@bofa.com or DG.LM-EMEA@bofa.com
London: +44 207 996 5420
U.S. Toll Free: +1 888 292 0070
Collect: +1 980 388 3646

BNP Paribas Securities Corp.

787 Seventh Avenue
New York, New York 10019
E-mail: dl.us.liability.management@us.bnpparibas.com or liability.management@bnpparibas.com
Attn: Liability Management Group
Collect: (212) 841-3059 or +33 1 55 77 78 94
Toll-Free: (888) 210-4358

Citigroup Global Markets Inc.	Wells Fargo Securities

None of the Company, the Dealer Managers, the Tender and Information Agent or the trustee (nor any director, officer, employee, agent or affiliate of, any such person) makes any recommendation whether Holders should tender or refrain from tendering Notes in the Offer. Holders must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender.

This news release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Offer is only being made pursuant to the Offer to Purchase. Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Offer.

The distribution of announcement release in certain jurisdictions may be restricted by law. Persons into whose possession this announcement comes are required by each of the Company, the Dealer Managers and the Tender and Information Agent to inform themselves about and to observe any such restrictions.

OFFER AND DISTRIBUTION RESTRICTIONS

Neither this news release nor the Offer to Purchase constitutes an invitation to participate in the Offer in or from any jurisdiction in or from which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws and regulations. The distribution of this news release and the Offer to Purchase in certain jurisdictions may be restricted by laws and regulations. Persons into whose possession this news release or the Offer to Purchase comes are required by each of the Company, the Dealer Managers and the Tender and Information Agent to inform themselves about, and to observe, any such restrictions.

United Kingdom

The communication of this news release and any other documents or materials relating to the Offer is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents or materials is exempt from the restriction on financial promotions under Section 21 of the FSMA on the basis that it is only directed at and may be communicated to (i) persons who have professional experience in matters relating to investments, being investment professionals as defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"); (ii) persons who fall within Article 43(2) of the Financial Promotion Order; or (iii) any other persons to whom these documents or materials may lawfully be made under the Financial Promotion Order. Any investment or investment activity to which this news release relates is available only to such persons or will be engaged only with such persons and other persons should not rely on it.

Italy

None of the Offer, this news release or any other document or materials relating to the Offer have been or will be submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa ("CONSOB") pursuant to Italian laws and regulations. The Offer is being carried out in Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of Legislative Decree No. 58 of 24 February 1998, as amended (the "Financial Services Act") and article 35-bis, paragraph 3 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Holders or beneficial owners of the Notes that are located in Italy can tender Notes for purchase in the Offer through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

France

The Offer is not being made, directly or indirectly, to the public in the Republic of France ("France"). Neither this news release nor any other document or material relating to the Offer has been or shall be distributed to the public in France and only qualified investors (investisseurs qualifies) within the meaning of Article 2(e) of the Regulation (EU) 2017/1129 (the "Prospectus Regulation"), are eligible to participate in the Offer. This news release has not been and will not be submitted for clearance to nor approved by the Autorité des Marchés Financiers.

General

This news release does not constitute an offer to buy or the solicitation of an offer to sell Notes (and tenders of Notes in the Offer will not be accepted from Holders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and any Dealer Manager or any of the Dealer Managers’ respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by such Dealer Manager or affiliate, as the case may be, on behalf of the Company in such jurisdiction.

In addition to the representations referred to above in respect of the United States, each Holder participating in the Offer will also be deemed to give certain representations in respect of the other jurisdictions referred to above and generally as set out in “The Offer—Procedures for Participating in the Offer” in the Offer to Purchase. Any tender of Notes for purchase pursuant to the Offer from a Holder that is unable to make these representations will not be accepted. Each of the Company, each Dealer Manager and the Tender and Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes for purchase pursuant to the Offer, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result the Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

Forward-Looking Statements:

This release may contain forward-looking statements (including without limitation information concerning the timing and results of the Offer and statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning factors that could affect the Company’s results can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 26, 2021. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is building a better world by applying world-class expertise to solve its clients’ greatest challenges. Fluor’s 44,000 employees provide professional and technical solutions that deliver safe, well-executed, capital-efficient projects to clients around the world. Fluor had revenue of $14.2 billion in 2020 and is ranked 196 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has been providing engineering, procurement and construction services for more than 100 years. For more information, please visit www.fluor.com or follow Fluor on Twitter, LinkedIn, Facebook and YouTube.

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